EXHIBIT 16.1

100 S Ashley Drive, Suite 1650 Tampa, FL 33602 813.229.2321 warrenaverett.com

June 1, 2017

U.S. Securities and Exchange Commission

Office of the Chief Accountant

1000 F Street N.E.

Washington, DC 20549

Re:	Turbine Truck Engines
File No. 333-109118

Dear Sir or Madam:

We have read Item 4.01 of the Current Report on Form 8-K of Turbine Truck Engines, Inc. (Registrant), dated May 31, 2017, and agree with the statements concerning our Firm set forth under Item 4.01 therein.

Sincerely,

Tampa, Florida